Exhibit 4.2

GRIFFON CORPORATION

[SERIES       ] PREFERRED STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE, THIS CERTIFIES THAT                             IS THE OWNER OF                         SHARES OF [SERIES         ]PREFERRED STOCK, PAR VALUE TWENTY-FIVE CENTS ($.25) PER SHARE, OF GRIFFON CORPORATION (hereinafter called the “Company”) transferable on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate, properly endorsed.  This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Restated Certificate of Incorporation and Amended Bylaws of the Company and the amendments from time to time made thereto and the Certificate of Designation related to the [Series     ] Preferred Stock, copies of which are or will be on file at the principal office of the Company, to all of which the holder by acceptance hereof assents.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

SEAL

Chairman of the Board/President		Treasurer/Secretary

(REVERSE OF STOCK CERTIFICATE)

GRIFFON CORPORATION

The Company will furnish to any shareholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, options or other special rights, of each class of stock or series thereof, authorized to be issued and the qualifications, limitations or restrictions of such preferences or rights, so far as the same have been fixed, and the authority of the Board of Directors of the Company to designate and fix the relative rights, preferences and limitations of other series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN CON —	as tenants in common	UNIF GIFT MIN ACT– Custodian
TEN ENT —	as tenants by the entireties	(Cust)	(Minor)
JT TEN —	as joint tenants with right of	under Uniform Gifts to Minors Act
	survivorship and not as tenants		(State)
in common

Additional abbreviations may also be used though not in the above list.

For value received,                         hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE.

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN
AN APPROVED SIGNATURE MEDALLION PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15.